EXHIBIT 3.1.D

                               AEGIS REALTY, INC.
                               ------------------

                            CERTIFICATE OF CORRECTION

      Aegis Realty, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

      FIRST: The title of the document being corrected is Articles of Amendment and Restatement.

      SECOND: The Articles of Amendment and Restatement were filed on October 1, 1997.

      THIRD: The provisions of the Articles of Amendment and Restatment which are to be corrected are set forth below:

            1.    The provision entitled "Number of Options" in Article V,
      Section 5.13, currently reads as follows:

      "Number of Options:        Maximum over life of plan - [809,574] options
                                 for shares of Common Stock. [10% of shares of Common Stock outstanding on the date of reorganization.]

                                 Maximum each calendar year - 3% of shares outstanding as of the end of the prior year ([242,926] options for the Corporation's first calendar year). Any shares available for grant of options, but for which options are not granted, in previous years, may be carried over for grant in a subsequent year."

            2.    The provision entitled "Conditions to Issuance" in Article V,
      Section 5.13, currently reads as follows:

      "Conditions to             Compensation Committee may only grant options
      Issuance:                  in a given year if the dividend per share of
                                 Common Stock for the year prior to the grant year exceeds $.____ per share [the pro forma dividend per share set forth in the Information
                                 Statement]"


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      FOURTH: The corrected provisions of the Articles of Amendment and
Restatement are set forth below:

            1.    The provision entitled "Number of Options" in Article V,
      Section 5.13, shall read as follows:

      "Number of Options:        Maximum over life of plan - 809,574 options for
                                 shares of Common Stock (as such amount may be adjusted to reflect the elimination of fractional shares of Common Stock pursuant to the Solicitation Statement of the Company dated
                                 June 18, 1997 ("Solicitation Statement") such that the maximum number of options does not exceed 10% of the shares of Common Stock outstanding on the date of Consolidation (as defined in the Solicitation Statement)).

                                 Maximum each calendar year - 3% of shares outstanding as of the end of the prior year (242,926 options for the Corporation's first calendar year) (as such amount may be adjusted to reflect the elimination of fractional shares of Common Stock pursuant to the Solicitation Statement of the Company dated June 18, 1997 ("Solicitation Statement") such that the maximum number of options does not exceed 3% of the shares of Common Stock outstanding on the date of Consolidation (as defined in the Solicitation Statement)). Any shares available for grant of options, but for which options are not granted, in previous years, may be carried over for grant in a subsequent year."

            2.    The provision entitled "Conditions to Issuance" in Article V,
      Section 5.13, shall read as follows:

      "Conditions to             Compensation Committee may only grant options
                                 in a given year if the dividend per share of Common Stock for the year prior to the grant year exceeds $0.9869 per share."


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      The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of October, 1997.


ATTEST:                             AEGIS REALTY, INC.


                                    By:                     (SEAL)
------------------------               ---------------------
Lynn A. McMahon                        J. Michael Fried
Secretary                              President



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